As filed with the Securities and Exchange Commission on August 3, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

vTv Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-3916571
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

3980 Premier Drive, Suite 310

High Point, NC 27265

(336) 841-0300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

vTv Therapeutics Inc. 2015 Omnibus Equity Incentive Plan

(Full title of the plan)

Stephen L. Holcombe

President and Chief Executive Officer

Rudy C. Howard

Chief Financial Officer

vTv Therapeutics Inc.

3980 Premier Drive, Suite 310

High Point, NC 27265

(336) 841-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence G. Wee, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	3,750,000(2)	$9,590,625(3)	$1,244.86

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Represents additional shares available for issuance under the plan referenced above.

(3) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of vTv Therapeutics Inc.’s Class A common stock reported by the NASDAQ Stock Market LLC as of July 31, 2020.

EXPLANATORY NOTE

Registration of Additional Securities

This Registration Statement (the “Registration Statement”) is being filed by vTv Therapeutics Inc. (the “Company”) to register an additional 3,750,000 shares (the “Additional Shares”) of the Company’s Class A common stock, par value $0.01 (the “Class A Common Stock”), issuable under the Company’s 2015 Omnibus Equity Incentive Plan, as amended (the “Plan”).  The Additional Shares are in addition to the Class A Common Stock previously registered for issuance on the Company’s Registration Statement on Form S-8 (File No. 333-206335), filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2015 (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are incorporated by reference and made part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020;
•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020; Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 3, 2020

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2020, January 28, 2020, February 25, 2020, April 7, 2020, April 24, 2020, May 12, 2020, June 15, 2020, June 26, 2020 and
•

the description of our Class A Common Stock set forth in the Company’s Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on July 30, 2015, and any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

In no event, however, will any information that the Company discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the SEC, or any other information that is not deemed “filed” with the SEC, be incorporated by reference into, or otherwise become part of, this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document that also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 8.  EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K, filed August 4, 2015 (File No. 001-37524)).

3.2	Amended and Restated By-laws (incorporated by reference from Exhibit 3.2 to the Company’s Form 8-K, filed August 4, 2015 (File No. 001-37524)).

3.3	vTv Therapeutics Inc. 2015 Omnibus Equity Incentive Plan (incorporated by reference from Exhibit 10.6 to the Company’s Form 8-K, filed August 4, 2015 (File No. 001-37524)).

3.4	vTv Therapeutics Inc. Form of Nonqualified Option Award Agreement (incorporated by reference from Exhibit 10.7 to the Company’s Form 8-K, filed August 4, 2015 (File No. 001-37524)).

3.5*	vTv Therapeutics Inc. First Amendment to 2015 Omnibus Equity Incentive Plan.

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included in this Registration Statement under “Signatures”).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the High Point, State of North Carolina, on August 3, 2020.

vTv Therapeutics Inc.

By:  /s/ Stephen L. Holcombe

Stephen L. Holcombe
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen L. Holcombe and Rudy C. Howard, or any of them his true and lawful agent, proxy and attorney in fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)) together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date
/s/ Jeffrey B. Kindler	Chairman of the Board and Director	August 3, 2020
Jeffrey B. Kindler
/s/ Stephen L. Holcombe	President and Chief Executive Officer (Principal Executive Officer)	August 3, 2020
Stephen L. Holcombe
/s/ Rudy C. Howard	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	August 3, 2020
Rudy C. Howard
/s/ John A. Fry	Director	August 3, 2020
John A. Fry

Signature	Title	Date
/s/ Hersh Kozlov	Director	August 3, 2020
Hersh Kozlov
/s/ Noel J. Spiegel	Director	August 3, 2020
Noel J. Spiegel
/s/ Howard L. Weiner	Director	August 3, 2020
Howard L. Weiner